UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

  Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 01/08/2008)

                                 Med Gen Inc.
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          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171           65-0703559
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(State or other Jurisdiction     (Commission File      (IRS Employer
     of incorporation)                Number)        Identification No.)


     7280 West Palmetto Park Road, Suite #306, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7280 West Palmetto Park Road
                           Suite #306
                      Boca Raton, FL  33433



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Item 1.01 Entry into a Material Definitive Agreement

The Company executed new notes with its Lender to cover all accrued interest on the tranche fundings from the inception of the first tranche through January 31st,2008. The total accrued interest due was $396,263.00 dollars. The terms of the loan are the same as the prior loans which the Company has received in January and February 2007.

At present the Company has borrowed twelve separate tranches from the lenders.

These tranches are as follows:

March 30,2005     $  740,000    Paid In Full
May 25,2005       $  700,000    Paid in Full
August 23,2005    $  100,000    Paid In Full
August 31,2005    $  500,000
October 26, 2005  $  600,000
February 23, 2006 $  600,000
April 21, 2006    $  750,000
August 10, 2006   $1,500,000
January 10,2007   $  350,000
February 14,2007  $  350,000
June 21, 2007     $  650,000
September 3o,2007 $  350,000

The Company has borrowed a total of $7,150,000 from its lenders and paid back $1,650,241.54 dollars.

The lenders can convert their loans into freely trading common shares on the two year anniversary of their loan pursuant to Rule 144K. The lender has converted $1,650,241.54 in convertible debentures into 1,900,500,130 common shares. The conversion formula is based upon a 50% discount to the lowest bid price over the last 20 trading days.



Item 8.01 Other Events.

The Company has 2,415,532,976 common  shares outstanding as of the date
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of this filing and over 2764 total shareholders per ADP non-objecting beneficial owners lists). The Company is authorized to issue up to 12,495,000,000 total common shares.



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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: January 8th, 2008
                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer






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